UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2006

U.S. Shipping Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32326	20-1447743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall St., 8th Floor Edison, NJ		08837
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (732) 635-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 12, 2006, the Board of Directors of U.S. Shipping Partners L.P (the “Partnership”) approved a memorandum of understanding between certain subsidiaries of the Partnership and Southeastern New England Shipbuilding Corporation (“SENESCO”) relating to the settlement of various disputes between SENESCO and the Partnership relating to the completion of construction of the Partnership’s first articulated tug barge (“ATB”). The closing of the settlement (the “Closing”) took place on June 1, 2006. Pursuant to the terms of the settlement, the Partnership’s agreement with SENESCO to construct the ATB was cancelled and the Partnership took possession of the tug and barge under construction, the former in Rhode Island and the latter in Maryland. The Partnership has hired a naval architecture and marine engineering firm to manage and supervise the completion of the tug and the barge. SENESCO and its principal shareholder have been released from financial responsibilities for construction effective May 11, 2006, except that SENESCO remains responsible for the payment of accounts payable and purchase orders not scheduled at Closing. The transfer of operational responsibility took place effective with the Closing. The Partnership cancelled $18 million of letters of credit originally provided on behalf of SENESCO to cover cost overruns. At the Closing, SENESCO’s principal shareholder paid $21.0 million to the Partnership and, in turn, the parties exchanged mutual releases and the Partnership assumed financial responsibility for the construction and certain space obligations for building facilities at Sparrows Point, Maryland and North Kingstown, Rhode Island. The Partnership also assumed responsibility for the payment of certain scheduled accounts payable and purchase orders aggregating approximately $6.0 million as presently ascertained and subject to accounting verification. Of that amount, the Partnership had already paid approximately $1.5 million of these payables. The Partnership expects its total cost to construct this ATB will be approximately $60-$64 million, of which the Partnership has paid $38 million to date, and that the ATB will be delivered in the first quarter of 2007.

ITEM 8.01.         OTHER EVENTS

On March 15, 2006, the Partnership made a $5.0 million deposit to reserve shipyard slots for the building of new vessels, of which $4.6 million was refundable if the Partnership elected by May 26, 2006 not to proceed with the building of the new vessels. On May 26, 2006, the Partnership requested, and obtained, an extension of this deadline through June 23, 2006. As consideration for the extension, the Partnership agreed to make non-refundable up to an additional $0.8 million of the $5.0 million deposit. If the Partnership elects to proceed with the construction project, the entire $5.0 million deposit will be applied to the construction costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. SHIPPING PARTNERS L.P.
By: US Shipping General Partner LLC, its general partner

	By:	/s/ Albert E. Bergeron

	Name:	Albert E. Bergeron
	Title:	Vice President—Chief Financial Officer
(principal financial and accounting officer)
Date: June 2, 2006